Second Quarter 2023 Webcast Presentation August 3, 2023 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions and liquidity and capital resources, as well as statements regarding the expected benefits and costs of the transaction between Wesco and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives and expectations.. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would,” although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the expected benefits of the transaction between Wesco and Anixter or the anticipated benefits of Wesco’s acquisition of Rahi Systems Holdings, Inc., in the expected timeframe or at all, unexpected costs or problems that may arise in successfully integrating the businesses of the companies, the impact of increased interest rates or borrowing costs, failure to adequately protect Wesco’s intellectual property or successfully defend against infringement claims, failure to execute Wesco’s environmental, social and governance (ESG) programs as planned; disruption of information technology systems or operations, natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks (such as the ongoing COVID-19 pandemic, including any resurgences or new variants), supply chain disruptions, geopolitical issues, such as the impact of Russia's invasion of Ukraine, including the impact of sanctions or other actions taken by the U.S. or other countries against Russia (as well as those imposed on China), the increased risk of cyber incidents and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, which may have a material adverse effect on the combined company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Wesco's other reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 Second Quarter Highlights and Outlook Transformation continues as we execute our plan to deliver our long-term Investor Day targets See appendix for non-GAAP reconciliations. • Strength of portfolio drove record second quarter sales ― Record sales in CSS and UBS driven by share gains and secular trends more than offset supply chain rebalancing that drove customer destocking, and select market weakness in the electrical industry (EES) ― Strong cross-sell execution continued; raising target to $2.0 billion ― Long-term secular growth drivers are intact • Strong cash generation in second quarter ― Free cash flow of ~$300 million (141% of adjusted net income); first half free cash flow now positive ― Financial leverage reduced to 2.8x is now at lowest level since Anixter acquisition in June 2020 ― Significant capital allocation optionality in second half of 2023 • 2023 expected to be another transformational year ― Additional advances in digital capabilities and share gains ― Cost reduction actions taken in response to supply chain rebalancing and select market weakness ― Revised full year guidance based on market conditions; cash generation funds strategic objectives and increased returns

4 Anixter Integration Update $ millions $4,413 $5,746 Q2 2019 Q2 2023 +30% Sales $248 $442 Q2 2019 Q2 2023 +78% Adjusted EBITDA 5.6% 7.7% Q2 2019 Q2 2023 +210 bps Adjusted EBITDA Margin 5.7x 2.8x Q2 2020 Q2 2023 Leverage 19.5% 21.6% Q2 2019 Q2 2023 +210 bps Gross Margin 2.9x (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 1 2019 figures are as-reported on Form 8-K dated November 4, 2020, and include sales and adjusted EBITDA derived from the legacy Wesco data communications and utility business in Canada that were divested in the first quarter of 2021. See appendix for non-GAAP definitions and reconciliations. Record Cross-Sell Synergies • ~$300 million in cross-sell synergies in Q2 • Increasing cumulative target to $2.0 billion Cost Synergies • $78 million of cost synergies in Q2 • On track to deliver $315 million total annual savings Lowest Since Anixter acquisition Since closing Anixter acquisition

Second Quarter Results Overview

$ millions, except per share amounts

	Q2 2023	Q2 2022	YOY
Sales	**$5,746**	**$5,484**	**+3%[1]**
Gross Profit	**$1,242**	**$1,189**	**+4%**
Gross Margin	*21.6%*	*21.7%*	*(10) bps*
Adjusted EBITDA	**$442**	**$444**	**flat**
Adjusted EBITDA Margin	*7.7%*	*8.1%*	*(40) bps*
Adjusted Diluted EPS	**$3.71**	**$4.19**	**(11)%**

- All-time record sales, with record sales in CSS and UBS
- Sales impacted by select market weakness in EES
- Organic sales +3% YOY, reported sales +5% YOY
- Backlog up 6% YOY, down 2% sequentially

- Gross margin stable excluding impact from mix shift
- $25 million annual run-rate cost reduction actions taken in June will benefit second half

- Second quarter free cash flow 141% of net income
- Leverage reduced to 2.8x (lowest level since Anixter acquisition)

- Preliminary July sales per workday up ~3%[2] YOY

Record sales highlight the power and benefit of our diversified higher-growth portfolio

[1] Sales growth shown on an organic basis.
[2] Preliminary July sales per workday are not adjusted for differences in foreign exchange rates and include sales related to the Rahi Systems acquisition.
See appendix for non-GAAP definitions and reconciliations.

wesco

5

6 Q2 2022 Adjusted EBITDA Sales Gross Margin Compensation & Volume-Related Costs Digital/IT & Other Q2 2023 Adjusted EBITDA Second Quarter Sales and Adjusted EBITDA Bridges $444 $442 6.7% of sales 7.7% of sales $ millions 1 Sales growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. Q2 2022 Sales Market Growth (Including Price) Share Gain/ Cross Sell FX M&A Q2 2023 Sales Net Sales1 Adjusted EBITDA 8.1% of sales flat (40) bps $5,484 $5,746 +3% organic

Electrical & Electronic Solutions (EES)

Second Quarter Drivers

- Second quarter sales down 5% organically (down 3%[1] excluding the impact of inter-segment business transfers)
  - Construction down MSD primarily due to declines in wire and cable; strong project demand offset by weakness in stock and flow
  - Industrial up LSD driven by metals and mining and petrochem markets
  - OEM down HSD driven by continued weakness in manufactured structures (specialty vehicle and manufactured housing)
- Backlog up 9% YOY, 3% sequentially, driven by larger project wins
- Adjusted EBITDA and margin down YOY driven by sales decline, mix and higher SG&A (headcount and logistics) expenses
- FY 2023 business unit revenue now expected to be roughly flat versus prior year

$ millions

	Q2 2023	Q2 2022	YOY
Sales	**$2,200**	**$2,330**	(5)%[2]
Adjusted EBITDA	**$189**	**$235**	**(20)%**
% of sales	8.6%	10.1%	(150) bps

[1] Excluding the impact of inter-segment business transfers, EES organic sales growth would have been approximately (3)%
[2] Sales growth shown on an organic basis

Took cost actions in response to market weakness… long-term secular growth drivers remain intact wesco

See appendix for non-GAAP definitions and reconciliations.

7

Q2 Mega-Project Cross-Sell Win in EES 8 ~$40 million in shipments expected in second half 2023 Switchgear Wire & Cable Electrical Supplies Project Overview • Recently awarded a $120 million project to support the construction of a new EV manufacturing facility • Supplying switchgear, lighting, wire and cable, and electrical supplies • Scope of award has expanded substantially driven by cross-selling legacy Wesco and Anixter products and capabilities • Example of growth driven by secular trends of Electrification and investment in North American Supply Chain • Shipments scheduled to start second half 2023

Communications & Security Solutions (CSS) Global position, leading value proposition and secular trends drive strong outlook 9 $ millions Q2 2023 Q2 2022 YOY Sales $1,851 $1,602 +7%2 Adjusted EBITDA $180 $150 +20% % of sales 9.7% 9.4% +30 bps See appendix for non-GAAP definitions and reconciliations. Second Quarter Drivers • Record quarterly sales up 16% (up 7% organically) with growth in all key end markets – Network infrastructure up LDD – Substantial growth in hyperscale – Service provider sales down MSD driven by Canadian customers – Security up HSD driven by new applications due to convergence of technologies (IoT) and robust global demand – Professional A/V and in-building wireless applications up double digits due to continued strong demand from multinational customers • Rahi continues to exceed expectations due to high demand from global hyperscale data center customers • Backlog down 9% YOY and down 12% sequentially, including Rahi, driven by significant reduction in supplier lead times • Adjusted EBITDA growth and margin expansion driven by sales growth, operating leverage, and synergy capture 1 Excluding the impact of inter-segment business transfers, CSS organic sales growth would have been approximately 4% 2 Sales growth shown on an organic basis

10 Wesco Data Center End-to-End Solutions Advisory services Logistics planning Material management Data center design Off-site staging Installation enhancement Asset management Rack and roll Secured cage delivery Pre-configuration and pre-termination Kitting and labeling Services Network infrastructure Electrical infrastructure Power and thermal solutions Power substation Security solutions Professional A/V Products Wesco Data Center Solutions Edge and Micro Data Centers Enterprise MTDC and Colocation Facilities Hyperscale Environments End-to-end data center lifecycle management Increased global services, solutions and offerings Expanded product and solutions portfolio and scope Focused expertise in white and gray spaces Extensive supplier and installer ecosystem Supporting All Data Center Environments Data Center Solutions approaching $2 billion in annual sales in 2023 within CSS Product enhancements Packaging Warranty tracking Safety training

Second Quarter Drivers • Record quarter driven by strength in Utility and Integrated Supply – Utility sales up LDD driven by investments in electrification, green energy, and grid modernization – Broadband sales down LDD as certain customers work through inventory destocking; attractive secular growth trends remain intact – Integrated Supply sales up mid-teens driven by new programs and scope expansion with existing customers • Backlog up 15% YOY, and down 2% sequentially • Adjusted EBITDA growth and margin expansion driven by sales growth, synergy capture, and execution of margin improvement initiatives Utility & Broadband Solutions (UBS) Leadership position and complete solutions offering continue to drive strong sales and profit growth 11 $ millions See appendix for non-GAAP definitions and reconciliations. Q2 2023 Q2 2022 YOY Sales $1,694 $1,551 +10%1 Adjusted EBITDA $189 $169 +12% % of sales 11.1% 10.9% +20 bps 1 Sales growth shown on an organic basis

Secular Trends Accelerating Power Chain Modernization and Expansion

Grid hardening and modernization

Renewables

Additional grid capacity


~$700B
Cost to modernize transmission lines by 2050
~7x
Increase in annual transmission capex by 2040
2x Historical Growth
~5x
Annual increase in average T&D investments by 2040
>$120B
Current annual investments to modernize the grid

60% of distribution lines have exceeded life expectancy

90% of transformers approaching end of useful life

National network of 500,000 EV charging stations by 2030

wesco

Sources: Bernstein, EEI, EIA, McKinsey, Company estimates

12

13 June 2020 May 2023 August 2023 Expanding pipeline of cross-sell opportunities Increasing Cross-Sell Target to $2.0 Billion Successful cross-selling initiatives driving market outperformance Cumulative Cross-Sell Synergies $1.45 billion Realized through prior quarter-end Cross-sell target (through 2023) Strong customer relationships and global supplier partnerships Minimal overlap between legacy Wesco and Anixter customers Highly complementary products and services Salesforce training and incentives in place Capturing cross-sell opportunities within and across all three SBUs Growth opportunity is further amplified by attractive secular growth trends $2.0 billion $1.75 billion $170 million June 20201 August 2023 1 At Anixter acquisition close on June 22, 2020 $1.8 billion May 2023

14 Cost Synergy Realization Continues Tracking well toward 2023 cumulative cost synergy target of $315 million 202 1 (to date) To be realizedRealized Supply Chain $125 million G&A $95 million Corporate Overhead $50 million Field Operations $45 million To be realizedRealized $ millions Cumulative Realized Synergies By Type $14 $34 $63 $76 $25 $44 $66 $78 $50 $68$60 $73 2020 2021 2022 2023 $315 $188 $39 Q3 Q4 Q1 Q2 Q3 Q4 Cumulative Realized Synergies Q1 Q2 Q3 Q4 $270 Q1 Q2

15 Free Cash Flow Strong second quarter cash flow consistent with expectations; YTD free cash flow of $27 million $ millions See appendix for non-GAAP definitions and reconciliations. Second Quarter Free Cash Flow Adjusted Net Income Accounts Receivable Inventory Accounts Payable Capex Other Free Cash Flow $(30)$8 $208 $(29) $150 $293 $(14) 141% of Adjusted Net Income

16 5.7x 5.3x 5.3x 4.9x 4.5x 4.1x 3.9x 3.6x 3.4x 3.2x 2.9x 3.0x Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Net Debt / TTM Adjusted EBITDA Leverage Within Target Range Approaching midpoint of target leverage; enables additional capital allocation options Acquisition closed June 2020 See appendix for non-GAAP definitions and reconciliations. • Pace of deleveraging significantly faster than originally expected • Sequential leverage decrease driven by reduction of net debt • Leverage near midpoint of target range 3.5x target range 2.0x Leverage at lowest level since Anixter acquisition 2.8x Reduction of 2.9 turns since June 2020

a • Leading Portfolio of Products, Services, and Solutions • Leading Positions in All SBUs • Global Footprint and Capabilities • Digital Investments Unlocking the Value of Our Big Data • Accelerating Consolidation Across the Value Chain Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security Digitalization and AI Supply Chain Consolidation and Relocation to North America Attractive Long-Term Growth Drivers + Wesco’s Uniquely Strong Position Increasing Public Sector Investment U.S. Infrastructure Bills Public-Private Partnerships for Smart Cities Rural Digital Opportunity Fund (RDOF) Canada Broadband Investments Secular Growth Trends + 17 Wesco is uniquely positioned for sustainable long-term growth

Updating 2023 Outlook 18 Updated Outlook Notes • Growth from price reflects carry over pricing from 2022 • After the impact of inter-segment business transfers, acquisitions, workday adjustments and foreign exchange impacts, reported sales growth for EES is expected to be approximately flat, CSS is expected to be up mid-teens, and UBS is expected to be up high-single to low-double digits • Rahi Systems acquisition closed on 11/1/22 Outlook May 4, 2023 August 3, 2023 Sales Market growth (including price) 4% - 6% 3% - 4% Plus: share gain/cross-sell 1% - 2% 1% - 2% Total organic sales 5% - 8% 4% - 6% Rahi acquisition ~2% ~2% Less: differences of foreign exchange rates ~(1)% ~(1)% Less: impact of one fewer workday in 2023 (0.5)% (0.5)% Reported sales 6% - 9% 5% - 7% Adjusted EBITDA Adjusted EBITDA margin 8.1% - 8.4% 7.8% - 8.0% Implied midpoint of range ~$1.9 billion ~$1.8 billion Adjusted EPS Adjusted diluted EPS $16.80 - $18.30 $15.00 - $16.00 Cash Free cash flow $600 - $800 million $500 - $700 million See appendix for non-GAAP definitions.

19 Second Quarter Highlights and Outlook Transformation continues as we execute our plan to deliver our long-term Investor Day targets See appendix for non-GAAP reconciliations. • Strength of portfolio drove record second quarter sales ― Record sales in CSS and UBS driven by share gains and secular trends more than offset supply chain rebalancing that drove customer destocking, and select market weakness in the electrical industry (EES) ― Strong cross-sell execution continued; raising target to $2.0 billion ― Long-term secular growth drivers are intact • Strong cash generation in second quarter ― Free cash flow of ~$300 million (141% of adjusted net income); first half free cash flow now positive ― Financial leverage reduced to 2.8x is now at lowest level since Anixter acquisition in June 2020 ― Significant capital allocation optionality in second half of 2023 • 2023 expected to be another transformational year ― Additional advances in digital capabilities and share gains ― Cost reduction actions taken in response to supply chain rebalancing and select market weakness ― Revised full year guidance based on market conditions; cash generation funds strategic objectives and increased returns

APPENDIX

Underlying Assumptions

	FY 2023 May Outlook	FY 2023 August Outlook
Depreciation and Amortization	~$170–180 million	~$175–185 million
Interest Expense	~$350–390 million	~$370–390 million
Other Expense, net	~$30–40 million	~$20–30 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~52-53 million	~52-53 million
Effective Tax Rate	~25-26% (~27% for Q2 – Q4)	~25-26% (~27% for Q3 – Q4)

wesco

21

2023 Inter-Segment Business Transfers 22 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 EES Sales (45) (55) (46) (52) (198) CSS Sales 37 48 37 45 168 UBS Sales 8 7 9 7 30 $ millions Beginning in 2023, Wesco shifted the business associated with certain accounts from EES to CSS and UBS. The 2022 sales amounts by quarter are shown in the table above.

23 Glossary Abbreviations 1H: First half of fiscal year MSD: Mid-single digit 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year COGS: Cost of goods sold OEM: Original equipment manufacturer CIG: Commercial, Institutional and Government OPEX: Operating expenses CSS: Communications & Security Solutions (strategic business unit) ROW: Rest of world EES: Electrical & Electronic Solutions (strategic business unit) RTW: Return to Workplace ETR: Effective tax rate SBU: Strategic Business Unit FTTx: Fiber-to-the-x (last mile fiber optic network connections)   Seq: Sequential HSD: High-single digit T&D: Transmission and Distribution LDD: Low-double digit TTM: Trailing twelve months LSD: Low-single digit UBS: Utility & Broadband Solutions (strategic business unit) MRO: Maintenance, repair and operating WD: Workday MTDC: Multi-tenant data center YOY: Year-over-year Definitions Executed synergies: Initiatives fully implemented – actions taken to generate savings Realized synergies: Savings that impact financial results versus pro forma 2019 One-time operating expenses: Operating expenses that are in or will be realized in the P&L (including cash and non-cash)

24 Workdays Q1 Q2 Q3 Q4 FY 2020 64 64 64 61 253 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252

25 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada.

26 Organic Sales Growth by Segment $ millions June 30, 2023 June 30, 2022 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic Growth EES $ 2,200.3 $ 2,330.1 (5.6)% — % (0.9)% — % (4.7)% CSS 1,850.9 1,602.0 15.5% 9.4% (0.8)% — % 6.9% UBS 1,694.3 1,551.4 9.2% — % (0.4)% — % 9.6% Total net sales $ 5,745.5 $ 5,483.5 4.8% 2.7% (0.7)% — % 2.8% June 30,  2023 March 31, 2023 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic  Growth EES $ 2,200.3 $ 2,135.1 3.1% — % 0.4% 1.6% 1.1% CSS 1,850.9 1,732.0 6.9% — % 0.2% 1.6% 5.1% UBS 1,694.3 1,654.8 2.4% — % 0.2% 1.6% 0.6% Total net sales $ 5,745.5 $ 5,521.9 4.0% — % 0.2% 1.6% 2.2% Organic Sales Growth by Segment - YOY: Three Months Ended Growth/(Decline) Organic Sales Growth by Segment - Sequential: Three Months Ended Growth/(Decline)

27 Gross Profit and Free Cash Flow $ millions Gross Profit: June 30, 2023 June 30, 2022 June 30, 2023 June 30, 2022 Net sales $ 5,745.5 $ 5,483.5 $ 11,267.4 $ 10,415.7 Cost of goods sold (excluding depreciation and amortization) 4,503.1 4,294.1 8,816.5 8,177.2 Gross profit $ 1,242.4 $ 1,189.4 $ 2,450.9 $ 2,238.5 Gross margin 21.6% 21.7% 21.8% 21.5% Free Cash Flow: June 30, 2023 June 30, 2022 June 30, 2023 June 30, 2022 Cash flow provided by (used in) operations $ 317.6 $ (132.6) $ 62.2 $ (304.5) Less: Capital expenditures (30.4) (16.4) (44.3) (31.6) Add: Merger-related, integration and restructuring cash costs 6.0 20.5 9.4 43.3 Free cash flow $ 293.2 $ (128.5) $ 27.3 $ (292.8) Percentage of adjusted net income 141% (55)% 7% (67)% Three Months Ended Six Months Ended Three Months Ended Six Months Ended

Adjusted EBITDA

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended June 30, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 167.0	$ 132.2	$ 183.1	$ (303.6)	$ 178.7
Net (loss) income attributable to noncontrolling interests	(0.7)	0.1	—	(0.1)	(0.7)
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	71.8	71.8
Interest expense, net[1]	—	—	—	98.8	98.8
Depreciation and amortization	11.5	17.9	6.4	11.1	46.9
EBITDA	**$ 177.8**	**$ 150.2**	**$ 189.5**	**$ (107.6)**	**$ 409.9**
Other expense (income), net	9.8	27.7	(1.7)	(35.0)	0.8
Stock-based compensation expense[2]	1.4	1.6	0.8	7.1	10.9
Merger-related and integration costs[3]	—	—	—	10.9	10.9
Restructuring costs[4]	—	—	—	9.8	9.8
Adjusted EBITDA	**$ 189.0**	**$ 179.5**	**$ 188.6**	**$ (114.8)**	**$ 442.3**
Adjusted EBITDA margin %	**8.6%**	**9.7%**	**11.1%**		**7.7%**

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended June 30, 2022				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 222.8	$ 130.6	$ 161.8	$ (308.9)	$ 206.3
Net income attributable to noncontrolling interests	0.1	—	—	0.3	0.4
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	79.9	79.9
Interest expense, net[1]	—	—	—	68.5	68.5
Depreciation and amortization	11.2	17.9	5.7	11.0	45.8
EBITDA	**$ 234.1**	**$ 148.5**	**$ 167.5**	**$ (134.8)**	**$ 415.3**
Other (income) expense, net	(1.4)	0.1	0.6	1.9	1.2
Stock-based compensation expense[2]	2.7	1.4	0.9	9.5	14.5
Merger-related and integration costs[3]	—	—	—	13.4	13.4
Adjusted EBITDA	**$ 235.4**	**$ 150.0**	**$ 169.0**	**$ (110.0)**	**$ 444.4**
Adjusted EBITDA margin %	**10.1%**	**9.4%**	**10.9%**		**8.1%**

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
[2] Stock-based compensation expense in the calculation of adjusted EBITDA for the three months ended June 30, 2023 and June 30, 2022 excludes $1.3 million and $1.4 million, respectively, that is included in merger-related and integration costs.
[3] Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.
[4] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

wesco

28

June 30, 2023 June 30, 2022 Adjusted Income from Operations: Income from operations $ 363.8 $ 370.7 Merger-related and integration costs (1) 10.9 13.4 Restructuring costs(2) 9.8 — Accelerated trademark amortization(3) 0.8 3.7 Adjusted income from operations $ 385.3 $ 387.8 Adjusted income from operations margin % 6.7% 7.1% Adjusted Provision for Income Taxes: Provision for income taxes $ 71.8 $ 79.9 Income tax effect of adjustments to income from operations(4) 5.9 4.5 Adjusted provision for income taxes $ 77.7 $ 84.4 Adjusted Earnings per Diluted Share: Adjusted income from operations $ 385.3 $ 387.8 Interest expense, net 98.8 68.5 Other expense, net 0.8 1.2 Adjusted income before income taxes 285.7 318.1 Adjusted provision for income taxes 77.7 84.4 Adjusted net income 208.0 233.7 Net (loss) income attributable to noncontrolling interests (0.7) 0.4 Adjusted net income attributable to WESCO International, Inc. 208.7 233.3 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 194.3 $ 218.9 Diluted shares 52.4 52.2 Adjusted earnings per diluted share $ 3.71 $ 4.19 Three Months Ended Adjusted EPS 29 $ millions, except per share amounts (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Accelerated trademark amortization represents additional amortization expense resulting from changes in the estimated useful lives of certain legacy trademarks that are migrating to our master brand architecture. (4) The adjustments to income from operations have been tax effected at rates of approximately 27% and 26% for the three months ended June 30, 2023 and 2022, respectively.

Capital Structure and Leverage 30 $ millions (1) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. Financial Leverage: June 30, 2023 December 31, 2022 Net income attributable to common stockholders $ 791.3 $ 803.1 Net income attributable to noncontrolling interests 0.2 1.7 Preferred stock dividends 57.4 57.4 Provision for income taxes 272.9 274.5 Interest expense, net 356.1 294.4 Depreciation and amortization 177.5 179.0 EBITDA $ 1,655.4 $ 1,610.1 Other expense, net 15.6 7.0 Stock-based compensation expense 40.3 41.0 Merger-related and integration costs 59.0 67.5 Restructuring costs 9.8 — Adjusted EBITDA $ 1,780.1 $ 1,725.6 June 30, 2023 December 31, 2022 Short-term debt and current portion of long-term debt, net $ 9.2 $ 70.5 Long-term debt, net 5,523.1 5,346.0 Debt discount and debt issuance costs(1) 50.5 57.9 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(1) (0.1) (0.3) Total debt $ 5,582.7 $ 5,474.1 Less: Cash and cash equivalents 529.0 527.3 Total debt, net of cash $ 5,053.7 $ 4,946.8 Financial leverage ratio 2.8x 2.9x Twelve Months Ended As of